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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


  Date of Report (date of earliest event reported):   September 13, 2000
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                        WEBB INTERACTIVE SERVICES, INC.
                        -------------------------------
            (Exact name of registrant as specified in its charter)


                                   Colorado
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                (State or other jurisdiction of incorporation)



     0-28462                                     84-1293864
     -------                                     ----------
(Commission File Number)            (IRS Employer Identification No.)



1899 Wynkoop, Suite 600, Denver, CO                       80202
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(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:   (303) 296-9200
                                                      --------------


                                      N/A
               ----------------------------------------------
         (Former name or former address, if changed since last report)
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Series B-2 Convertible Preferred Stock.
--------------------------------------

     On September 14, 2000, Webb Interactive Services, Inc. ("Webb") concluded separate letter agreements with Marshall Capital Management, Inc. ("Marshall") and Castle Creek Technology Partners LLC ("Castle Creek") whereby each of such companies agreed to exchange their shares of Webb's Series B Convertible Preferred Stock ("Series B Preferred Stock") (12,500 shares in the aggregate) for a similar number of shares of Webb's Series B-2 Convertible Preferred Stock ("Series B-2 Preferred Stock"). The Series B-2 Preferred Stock is convertible into shares of Webb's common stock at a fixed conversion price of $10.20408, subject to adjustment in the event that Webb does not complete the filing of a registration statement for the shares of common stock issuable upon conversion of the Series B-2 Preferred Stock by September 29, 2000 or that the registration statement is not declared effective by the Securities and Exchange Commission by December 31, 2000.

     The Series B Convertible Preferred Stock to be exchanged for the Series B-2 Preferred Stock is convertible into shares of Webb's common stock at a conversion price, currently $20.00, which was subject to reset on November 12, 2000. The November reset would be based on the then current market price for Webb's common stock, but not less than $8.00. The fixed conversion price for the Series B-2 Preferred Stock is slightly above what the conversion price for the Series B Preferred Stock would have been if the reset date for the Series B Preferred Stock was September 11, 2000, the date upon which each of the parties agreed in principle to the exchange.

     In connection with this transaction, Webb expects to incur non-cash charges of approximately $1.5 million. The common stock issuable upon conversion of the Series B-2 Preferred Stock is subject to registration rights. The foregoing is a summary only and it is not intended to be a complete description of the transaction, and it is qualified in its entirety by the Exhibits filed herewith.

Sale of Assets of E-banking Business
------------------------------------

     Effective September 13, 2000, Webb completed the sale of the assets of its e-banking business to BNKR, Inc. ("BNKR"), a recently formed private company that offers e-banking services to medium and small sized banks, savings and loans and credit unions. Webb does not expect to incur a material profit or loss in connection with the sale of these assets.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

      (a) Financial Statements.

          None

      (c) Exhibits:

                                       2
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          10.1  Letter Agreement dated September 14, 2000 between Webb and
                Castle Creek. Included as exhibits to the Letter Agreement are the proposed form of Articles of Amendment setting forth the terms of the Series B-2 Convertible Preferred Stock, the form of Exchange Agreement and the form of Registration Agreement - filed herewith.

          10.2 Letter Agreement dated September 14, 2000 between Webb and Marshall, including as exhibit the form of Exchange Agreement (copies of the Articles of Amendment and form of Registration Agreement which are exhibits to this Agreement, are not included as they are substantially the same as the similar exhibits to the Letter Agreement filed herewith as Exhibit 10.1)-- filed herewith.

          10.3 Press Release dated September 18, 2000 regarding exchange of Preferred Stock - filed herewith.

          10.4 Sale of Assets Agreement dated September 12, 2000 between Webb and BNKR, including the exhibits thereto - filed herewith.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 19, 2000               WEBB INTERACTIVE SERVICES, INC.


                                          By   /s/ Lindley S. Branson
                                              --------------------------
                                              Lindley S. Branson

                                         Its: Vice-President/General Counsel

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